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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement of Beckman Coulter, Inc. on Form S-8 of our report dated May 18, 2001, appearing in the Annual Report on Form 11-K of Beckman Coulter, Inc. Savings Plan for the year ended December 31, 2000.


/s/ Deloitt & Touche LLP
Deloitte & Touche LLP
Costa Mesa, California
June 27, 2001